Exhibit 99.1

    MATRIA HEALTHCARE REPORTS 53% INCREASE IN NET EARNINGS AND $0.30 EPS FROM
                              CONTINUING OPERATIONS

    MARIETTA, Ga., Oct. 20 /PRNewswire-FirstCall/ -- Matria Healthcare, Inc. (Nasdaq: MATR) today announced financial results for the third quarter and nine months ended September 30, 2005.

    Revenues for the third quarter of 2005 increased 11% to $84.0 million, compared with $76.0 million in the third quarter of 2004. Net earnings from continuing operations increased 53% for the third quarter of 2005 to $6.4 million, or $0.30 per diluted common share, compared with $4.2 million, or $0.24 per diluted common share, in the third quarter of 2004.

    Revenues for the Company's Health Enhancement segment increased by 10% to $57.9 million in the third quarter of 2005, compared with $52.6 million in the third quarter of 2004. The Health Enhancement segment is comprised of the Company's disease management, wellness and case management business, with the exclusion of the portion of that business reported in the Women's and Children's Health segment; its foreign diabetes service operation; and Facet Technologies, the Company's diabetes product design, development and assembly operation. Revenues for the disease management component increased 38% to $20.1 million in the third quarter of 2005, compared with $14.6 million in the third quarter of 2004. Third quarter 2005 revenues for the foreign diabetes business increased 13% to $17.9 million, compared with $15.8 million in third quarter 2004, and Facet Technologies' revenues in the third quarter of 2005 decreased to $19.9 million, compared with $22.2 million in the prior year's third quarter.

    Revenues for the Women's and Children's Health segment increased 12% to $26.1 million, compared with revenues of $23.4 million in the third quarter of 2004. The third quarter of 2005 is the fourth consecutive quarter over quarter of revenue growth for the Women's and Children's Health segment. This business segment is comprised of the Company's maternity disease management, maternity and neonatal case management, and obstetrical telemedicine services.

    "We are pleased with the enhanced operating profit margin we achieved in the third quarter," stated Parker H. "Pete" Petit, Chairman and Chief Executive Officer. "However, third quarter revenues were affected by a drop in Facet Technologies' customer orders during the quarter. We expect the customer orders for Facet to rebound to previous levels in the fourth quarter. Although disease management revenues grew by 38%, a few of our disease management accounts delayed implementation from the third quarter into the fourth quarter. Our third quarter revenues were also slightly affected by these delays."

    "Our disease management sales pipeline is extremely robust and continues to grow at an accelerated pace. We have already announced awards of 40 new or expanded accounts so far this year, and we expect to announce additional awards prior to year end. Awards of new business have increased dramatically this year. At this point in 2004, we had announced only 16 new awards. Through the first three quarters of 2005, we have implemented 27 new or expanded accounts. In addition, we expect to implement 6 new or expanded accounts during the fourth quarter of 2005. To further illustrate our growth, January 2006 is expected to be a record month for Matria as we have 13 scheduled implementations during that month. The continued growth of our disease management business is also significantly improving our operating margin. As a result of our disease management growth, we had a two percentage point improvement in our operating profit margin."

    Earlier this month, the Company announced that one of its current clients had expanded its offering of Matria's health enhancement products and services by adding the Company's informatics consulting services. Petit stated, "Our informatics consulting services provide significant value to our clients in their efforts to improve the health and productivity of their employees and dependents. While this is the first client that we are billing for these services, we are capitalizing on the increased demand for these services and expect to see more clients add this valuable service to their contracts."

    Petit continued, "We are extremely pleased with the continuing improvement in the Women's and Children's Health segment and the market's emerging demand for our disease management approach to managing complicated and high-risk pregnancies. The Women's and Children's Health segment has shown impressive growth, and they have now delivered two consecutive quarters of double digit growth."

    Revenues for the first nine months of 2005 increased 14% to $245.6 million, compared with $215.2 million in the first nine months of 2004. Earnings from continuing operations for the first nine months of 2005 increased 116% to $15.8 million, or $0.78 per diluted common share, compared with $7.3 million, or $0.45 per diluted common share, in the same period last year.

    Revenues for the Company's Health Enhancement segment increased by 15% to $169.1 million in the first nine months of 2005, compared with $146.5 million in the first nine months of 2004. Revenues for the disease management component, other than Women's and Children's Health, increased 42% to $54.1 million in the first nine months of 2005, compared with $38.0 million in the same period of 2004. Nine month 2005 revenues for the foreign diabetes business increased 15% to $52.7 million, compared with $45.7 million in the first nine months of 2004, and Facet Technologies' revenues in the first nine months of 2005 were $62.2 million, compared with $62.8 million in the prior year's period. Revenues for the Women's and Children's Health segment grew by 11% to $76.5 million, compared with revenues of $68.7 million in the first nine months of 2004.

    Matria reported that the covered lives included in its disease management programs were 31.1 million at September 30, 2005. The Company reported 29.8 million covered lives in its disease management programs at the end of 2004,
14.2 million covered lives at the end of 2003, and 7.2 million covered lives at the end of 2002.

    FOURTH QUARTER GUIDANCE
    The Company announced its expectations for fourth quarter of 2005 revenues to be between $88 million and $90 million, and earnings per diluted common share from continuing operations to be in the range of $0.28 to $0.31. On December 16, 2004, the Company provided guidance for earnings per share from continuing operations to be in the range of $1.03 and $1.13. The Company reaffirmed its July 20, 2005 expectations for earnings per share from continuing operations to exceed the low end of the range. In light of its fourth quarter revenue guidance, the Company expects full year 2005 revenues to be in the range of $334 to $336 million.

    Petit added, "In preparation for the 13 new accounts targeted for implementation in January and the fourth quarter implementation schedule, we expect a slight increase in operating expenses to be incurred during the fourth quarter."

    A listen-only simulcast and replay of Matria Healthcare's second quarter conference call will be available on-line at the Company's website at http://www.matria.com or at http://www.fulldisclosure.com on October 20, 2005, beginning at 9:00 a.m. Eastern time.

    ABOUT MATRIA HEALTHCARE
    Matria Healthcare is a leading provider of comprehensive health enhancement programs for health plans and employers. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at http://www.matria.com.

    SAFE HARBOR STATEMENT
    This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the fourth quarter and full year of 2005, a rebound in customer orders for Facet in the fourth quarter and beyond, the announcement of new and expanded awards later in the year, prospects for growth in the Women's and Children's Health business, the continuation of the rapid growth of the Company's disease management business and the effect on the Company's operating margins, the number of disease management accounts to be implemented in the fourth quarter of 2005 and January 2006, and increased demand for the Company's informatics consulting services. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for the fourth quarter and full year of 2005, the possibility that demand for the Company's disease management-related programs, including, without limitation, health and wellness services and informatics consulting services, will diminish or not continue to grow, failure of growth in the Company's disease management business to have a positive effect on the Company's operating margins, inability of the Company to continue to demonstrate significant cost savings and compelling outcomes for its disease management clients, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to sustain the recent growth in the Women's and Children's Health business, failure of customer orders for Facet to increase in the further quarter, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business, the Company's inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2004. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

                             MATRIA HEALTHCARE, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                     Three Months Ended            Nine Months Ended
                                                       September 30,                 September 30,
                                                ---------------------------   ---------------------------
                                                    2005           2004           2005          2004
                                                ------------   ------------   ------------   ------------
Revenues                                        $     84,024   $     75,995   $    245,586   $    215,171
Cost of revenues                                      44,982         43,152        133,572        124,334
Selling and administrative
 expenses                                             27,570         24,001         81,674         69,719
Provision for doubtful accounts                          965            910          2,735          1,688

  Operating earnings from
    continuing operations                             10,507          7,932         27,605         19,430
Interest income (expense), net                            38         (1,261)        (1,682)        (8,693)
Other income, net                                        283            111            538            225
Loss on retirement of Senior Notes                         -              -              -        (22,886)
  Earnings (loss) from continuing
   operations before income taxes                     10,828          6,782         26,461        (11,924)
Income tax benefit (expense)                          (4,400)        (2,572)       (10,713)         4,555
  Earnings (loss) from continuing
   operations                                          6,428          4,210         15,748         (7,369)
  Earnings (loss) from discontinued
   operations, net of tax                                  9           (917)          (431)            70
  Gain on disposal of discontinued
   operations, net of tax                                  -              -              -         32,799
  Earnings (loss) from discontinued
   operations                                              9           (917)          (431)        32,869
Net earnings                                    $      6,437   $      3,293   $     15,317   $     25,500

Net earnings (loss) per common share:
  Basic
    Continuing operations                       $       0.31   $       0.27   $       0.87   $      (0.48)
    Discontinued operations                                -          (0.06)         (0.03)          2.13
                                                $       0.31   $       0.21   $       0.84   $       1.65
  Diluted
    Continuing Operations                       $       0.30   $       0.24   $       0.78   $      (0.48)
    Discontinued Operations                                -          (0.05)         (0.02)          2.13
                                                $       0.30   $       0.19   $       0.76   $       1.65
Weighted average shares outstanding:
  Basic                                               20,632         15,534         18,136         15,445
  Diluted                                             21,728         20,657         21,540         15,445

                             MATRIA HEALTHCARE, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Amounts in thousands)

                                               September 30,    December 31,
                                                   2005            2004
                                               -------------   -------------
ASSETS
Current Assets
  Cash, cash equivalents and short-term
   investments                                 $      28,402   $      41,208
  Trade accounts receivable, net                      53,602          45,603
  Inventories                                         26,292          25,200
  Prepaid expenses and other current assets           13,574          17,531
    Total current assets                             121,870         129,542

Property and equipment, net                           26,126          22,881
Intangible assets, net                               139,853         135,309
Deferred income taxes                                  7,711          11,704
Other assets                                           4,711           5,046
                                               $     300,271   $     304,482

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt and
   obligations under capital leases            $       1,385   $         865
  Accounts payable, principally trade                 26,787          31,202
  Other accrued liabilities                           16,492          21,566
    Total current liabilities                         44,664          53,633

Long-term debt and obligations under capital
 leases, excluding current installments                1,957          85,751X
Other long-term liabilities                            5,668           5,438
    Total liabilities                                 52,289         144,822

Shareholders' equity                                 247,982         159,660
                                               $     300,271   $     304,482

                             MATRIA HEALTHCARE, INC.
             UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                (Amounts in thousands, except per share amounts)

                                                     Three Months Ended            Nine Months Ended
                                                         September 30,               September 30,
                                                ---------------------------   ---------------------------
                                                    2005           2004           2005           2004
                                                ------------   ------------   ------------   ------------
Reconciliation of Net Earnings to
 Earnings from Continuing Operations,
 Excluding Unusual Items
Net earnings                                    $      6,437   $      3,293   $     15,317   $     25,500
Less gain on disposal of discontinued
 operations, net of tax                                    -              -              -        (32,799)
Add loss on retirement of Senior
 Notes, net of tax                                         -              -              -         14,144
Add additional interest due to timing of
 retirement of Senior Notes, net of tax                    -              -              -            371
Add restructuring charges, net of tax                      -              -              -            165
Net earnings, excluding unusual items                  6,437          3,293         15,317          7,381
Less (earnings) loss from discontinued
 operations, net of tax                                   (9)           917            431            (70)
    Earnings from continuing operations,
     excluding unusual items                    $      6,428   $      4,210   $     15,748   $      7,311

Reconciliation of Diluted Earnings
 (Loss) per Common Share from Continuing
 Operations to Adjusted Diluted Earnings
 (Loss) per Common Share from
 Continuing Operations
Diluted earnings (loss) per common
 shares                                         $       0.30   $       0.24   $       0.78   $      (0.48)
Unusual items, net of tax                                  -              -              -           0.93
    Adjusted diluted earnings per
     common share                               $       0.30   $       0.24   $       0.78   $       0.45

Shares used in calculating net earnings
 per share, excluding unusual items
Weighted average shares outstanding,
 basic                                                20,632         15,534         18,136         15,445
Shares issuable from assumed exercise
 of options and conversion of
 subordinated notes                                    1,096          5,123          3,404          2,148
Weighted average shares outstanding,
 diluted                                              21,728         20,657         21,540         17,593

     Contact:
     Stephen M. Mengert
     Chief Financial Officer
     770/767-4500

SOURCE  Matria Healthcare, Inc.
    -0-                             10/20/2005
    /CONTACT: Stephen M. Mengert, Chief Financial Officer, Matria Healthcare, Inc., +1-770-767-4500/
    /Web site:  http://www.matria.com
                http://www.fulldisclosure.com /
-